                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

[X]      Filed by the registrant
[ ]      Filed by a party other than the registrant

         Check the appropriate box:
[ ]      Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive proxy statement
[ ]      Definitive additional materials
[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         BOYD BROS. TRANSPORTATION INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         BOYD BROS. TRANSPORTATION INC.
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

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[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:


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         (2) Form, schedule or registration statement no.:


--------------------------------------------------------------------------------

         (3) Filing party:


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         (4) Date filed:

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--------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                         BOYD BROS. TRANSPORTATION INC.
                                 3275 Highway 30
                             Clayton, Alabama 36016

                                                                  April 13, 2000

Dear Stockholder:

It is my pleasure to invite you to the 2001 Annual Meeting of Stockholders of Boyd Bros. Transportation Inc. (the "Company"). The meeting will be held at 11:00 a.m., local time, on Tuesday, May 15, 2001, at the Company's corporate headquarters, 3275 Highway 30, Clayton, Alabama 36016. Admission to the meeting will begin at 10:00 a.m.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement covers the formal business of the meeting, which includes the election of two Directors and other corporate matters that may be of interest to you as a stockholder.

It is important that your shares be represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete and mail the enclosed proxy card as soon as possible. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will supersede your proxy.

                                          Sincerely,

                                          /s/ Dempsey Boyd

                                          Dempsey Boyd
                                          Chairman of the Board

                         BOYD BROS. TRANSPORTATION INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Boyd Bros. Transportation Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 15, 2001 at 11:00 a.m., local time, at the Company's corporate headquarters, 3275 Highway 30, Clayton, Alabama 36016, for the following purposes:

                  (1) To elect two Directors to hold office for a three-year term expiring at the 2004 Annual Meeting of Stockholders;

                  (2) To consider and take action upon any other business as may properly come before the Meeting or any postponements or adjournments thereof;

all as set forth in the Proxy Statement accompanying this Notice.

         Only holders of record of the Company's Common Stock, par value $.001 per share, as of the close of business on March 17, 2001 are entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof.


                                           By Order of the Board of Directors,

                                           /s/ Ginger B. Tibbs

                                           Ginger B. Tibbs
                                           Secretary-Treasurer

Clayton, Alabama
April 13, 2001


--------------------------------------------------------------------------------

                                    IMPORTANT

           WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE VOTE BY MEANS OF THE ENCLOSED PROXY CARD THAT YOU ARE REQUESTED TO SIGN, DATE AND RETURN AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

--------------------------------------------------------------------------------

                         BOYD BROS. TRANSPORTATION INC.
                                 3275 HIGHWAY 30
                             CLAYTON, ALABAMA 36016


                                 PROXY STATEMENT


         This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of Boyd Bros. Transportation Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 15, 2001 at 11:00 a.m., local time, at the Company's corporate headquarters, 3275 Highway 30, Clayton, Alabama 36016, or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement and accompanying proxy card are first being mailed or otherwise distributed to stockholders on or about April 15, 2001.

         Holders of record of outstanding shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on March 17, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. On the Record Date, there were 2,894,919 shares of Common Stock outstanding.

         Shares of Common Stock cannot be voted at the Meeting unless the owner is present or represented by proxy. A proxy may be revoked at any time before it is voted by (1) giving written notice of revocation to the Secretary of the Company, (2) executing and delivering to the Company at the address shown above a new proxy bearing a later date, or (3) attending the Meeting and voting in person. All properly executed proxies, unless previously revoked, will be voted at the Meeting or at any postponement or adjournment thereof in accordance with the directions given.

         With respect to the election of Directors, stockholders of the Company voting by proxy may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. With respect to the other proposals for stockholder action, stockholders of the Company voting by proxy may vote in favor of such proposals, against such proposals or may abstain from voting on such proposals. If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR the election of all nominees listed under the caption "Election of Directors". The Board of Directors does not intend to present, and knows of no others who intend to present at the Meeting, any matter of business other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters (including stockholder proposals omitted from this Proxy Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission")) properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

         At the Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by stockholders. A majority of the outstanding shares of Common Stock must be present in person or by proxy at the Meeting in order to have the quorum necessary for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the presence of a quorum at the Meeting. The nominees for Director will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the Meeting. All other matters require for their approval the favorable vote of a majority of the shares of Common Stock voted in person or by proxy at the Meeting. Abstentions and non-votes will have no effect on the outcome of any voting. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage prepaid if mailed from within the United States.

         The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing. Officers and other regular employees of the Company may also request the return of proxies by telephone, telegram, or in person.

         A copy of the 2000 Annual Report to Stockholders, which includes the financial statements of the Company for the fiscal year ended December 31, 2000, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 23, 2001, certain information with respect to all stockholders known by the Company to be the beneficial owners of more than five percent (5%) of the Common Stock, the only class of voting securities of the Company outstanding, as well as information with respect to the Common Stock owned beneficially by each Director and Director Nominee of the Company, by each Executive Officer named in the Summary Compensation Table on page four (4) and by all Directors, Director Nominees and Executive Officers of the Company as a group. Certain information set forth in the table is based upon information contained in filings made by such beneficial owners with the Commission.

         Name of Beneficial Owner                       Amount and Nature     Approximate
         ------------------------                         of Beneficial        Percent of
                                                           Ownership(1)       Common Stock
                                                        -----------------     ------------
         Dempsey Boyd(2)............................       1,137,516(3)           39.3%

         Miller Welborn(2) .........................         106,660               3.7%

         Gail B. Cooper(2)..........................         427,100(4)           14.8%

         Ginger B. Tibbs(2).........................         407,100(5)           14.1%

         Frances S. Boyd(2).........................       1,137,516(6)           39.3%

         Richard C. Bailey..........................          94,522(7)            3.3%

         Steven Rumsey(2)...........................          84,000               2.9%

         Mark Dunning...............................           5,000(8)             *

         Boyd Whigham...............................          13,800(9)             *

         Stephen J. Silverman.......................           6,000(10)            *

         J. Larry Baxter............................           5,501(11)            *

         All Directors, Director Nominees and
           Executive Officers as a group
           (10 persons).............................       2,282,199(12)          78.8%

*    Less than one percent of the Common Stock.
(1) Under the Rules of the Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned.
(2) The address for each of Mr. and Mrs. Boyd, Ms. Cooper and Ms. Tibbs is 3275 Highway 30, Clayton, Alabama 36016. The address for Mr. Welborn and Mr. Rumsey is 3626 51st Avenue, Tuscaloosa, Alabama 35401.
(3) Includes 384,000 shares owned by Mr. Boyd's wife, Frances S. Boyd. Excludes 2,500 shares held as custodian for five minor grandchildren, as to which shares Mr. Boyd disclaims beneficial ownership.
(4) Includes 18,700 shares obtainable by Ms. Cooper within 60 days of March 31, 2001 upon the exercise of non-qualified stock options. Also includes 1,000 shares held by a third party custodian for Ms. Cooper's children, as to which shares she disclaims beneficial ownership.
(5) Includes 15,700 shares obtainable by Ms. Tibbs within 60 days of March 31, 2001 upon the exercise of non-qualified stock options. Also includes 1,500 shares held by a third party custodian for Ms. Tibbs' children, as to which shares she disclaims beneficial ownership.
(6)  Includes 827,516 shares owned by Mrs. Boyd's husband, Dempsey Boyd.
(7) Includes 87,700 shares obtainable by Mr. Bailey within 60 days of March 31, 2001 upon the exercise of non-qualified stock options.
(8) Includes 5,000 shares obtainable by Mr. Dunning within 60 days of March 31, 2001 upon the exercise of non-qualified stock options.
(9) Includes 7,500 shares obtainable by Mr. Whigham within 60 days of March 31, 2001 upon the exercise of non-qualified stock options.
(10) Includes 5,000 shares obtainable by Mr. Silverman within 60 days of March 31, 2001 upon the exercise of non-qualified stock options.
(11) Includes 321 shares held by the J. Larry Baxter - IRA and 180 shares held by the Haldine D. Baxter - IRA and also includes 5,000 shares obtainable by Mr. Baxter within 60 days of March 31, 2001 upon the exercise of non-qualified stock options.
(12) Includes 384,000 shares owned by Mrs. Boyd that are deemed to be beneficially owned by Mr. Boyd.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's Directors, Executive Officers and persons who beneficially own more than ten percent (10%) of the Company's Common Stock file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of such Common Stock. Directors, Executive Officers and persons who beneficially own greater than ten percent (10%) of the Common Stock are required by the Commission's rules to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations from the Company's Directors and Executive Officers that no other reports were required, all Section 16(a) filing requirements applicable to the Company's Directors and Executive Officers were complied with during the year ended December 31, 2000.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth in summary form all compensation for all services rendered in all capacities to the Company for the years ended December 31, 2000, 1999 and 1998, respectively, to (a) each person who served as Chief Executive Officer of the Company during the fiscal year most recently completed, and (b) those executive officers of the Company who earned in excess of $100,000 (collectively with each Chief Executive Officer, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION                   LONG TERM
                                                                                             COMPENSA-
                                                                                               TION
                                                                                 Other
                                                                                Annual       Securities     All Other
             Name and                                                          Compen-       Underlying      Compen-
        Principal Position           Year         Salary          Bonus        sation(1)     Options(#)     sation(2)
        ------------------           ----         ------          -----        ---------     ----------     ---------
*Gail B. Cooper
   Chief Executive Officer
   and President...................  2000         142,333            ---         ---              ---        4,444
                                     1999          82,407         29,900         ---            3,500        3,839
                                     1998 (3)         ---            ---         ---              ---          ---

*Miller Welborn                      2000          86,269         70,000         ---              ---        4,862
   Vice-Chairman...................  1999         172,200         89,250         ---            3,500        5,042
                                     1998         150,000            ---         ---              ---        2,211

Dempsey Boyd,                        2000         157,200         60,000         ---              ---          174
  Chairman of the Board............  1999         144,418        153,000         817              ---        5,042
                                     1998         164,535        166,250         993              ---        5,042

Richard C. Bailey,                   2000         146,000         58,400         ---              ---        4,974
  Executive Vice President & Chief   1999         135,601        148,920         ---            3,500        5,042
  Financial Officer................  1998         130,833         57,000         ---           70,000        5,042

Steven Rumsey (4)                    2000         151,992            ---         ---              ---        4,560
  Chief Executive Officer -          1999         151,992            ---         ---              ---        4,560
  Welborn Division.................  1998         151,992            ---         ---              ---        4,560



* Mr. Welborn resigned as Chief Executive Officer of the Company on February 16, 2000. Gail B. Cooper replaced Mr. Welborn as Chief Executive Officer and President of the Company.
(1)  Constitutes automobile allowances.
(2) Constitutes matching contributions by the Company to the 401(k) plan ($4,688 in 2000 to Mr. Welborn and $4,800 to Mr. Bailey and $4,270 to Ms. Cooper in 2000 and $4,560 for 1998, 1999 and 2000 for Mr. Rumsey and $4,800 in 1999 to each of Messrs. Boyd, Bailey, Welborn and $3,597 to Ms. Cooper and $4,800 in 1998 to each of Messrs. Boyd and Bailey and $1,969 in 1998 for Mr. Welborn) and payment of life insurance premiums ($174 in 2000 for Messrs. Welborn, Boyd, Bailey and $174 in 2000 for Ms. Cooper and $242 in 1999 to each of Messrs. Boyd, Bailey and Welborn and $242 in 1999 to Ms. Cooper and $242 in 1998 for each of Messrs. Welborn, Boyd, Bailey and $242 in 1998 to Ms. Cooper).
(3) Ms. Cooper was not an executive officer of the Company during 1998 and earned less than $100,000.
(4) Mr. Rumsey co-founded Welborn Transport in 1989. Mr. Rumsey has served as Chief Executive Officer of Welborn Transport since August 1999, prior to August 1999 Mr. Rumsey was the President. Mr. Rumsey received his B.A. in Communications from The University of Alabama.

STOCK OPTIONS

         The following table contains information concerning the grant of stock options under the Company's 1994 Stock Option Plan to the Named Executive Officers during the year ended December 31, 2000:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                   Individual Grants


                                                                                           Potential Realizable
                                                                                         Value at Assumed Annual
                              Number of      Percent of                                    Rates of Stock Price
                              Securities    Total Options                                    Appreciation for
                              Underlying      Granted to      Exercise or                      Option Term
                                Options      Employees in      Base Price    Expiration   ----------------------
      Name                    Granted (#)    Fiscal Year       ($/Share)        Date          5%          10%
      ----                    ----------     -----------      -----------    ----------       --          ---
Gail Cooper..............          ---            ---             ---            ---          ---          ---

Miller Welborn...........          ---            ---             ---            ---          ---          ---

Dempsey Boyd.............          ---            ---             ---            ---          ---          ---

Richard C. Bailey........          ---            ---             ---            ---          ---          ---

Steven Rumsey............          ---            ---             ---            ---          ---          ---



OPTION EXERCISES AND HOLDINGS

         The following table sets forth information with respect to stock options exercised during the last fiscal year by the Named Executive Officers, the aggregate number of unexercised options to purchase Common Stock granted in all years to the Named Executive Officers and held by them as of December 31, 2000, and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the Common Stock) as of December 31, 2000:

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                          Number of             Value of
                                                                         Unexercised           Unexercised
                                                                          Options             In-the-Money
                                                                         at Year-End            Options
                                                                             (#)              at Year-End ($)
                                        Shares           Value          -------------         --------------
                                      Acquired on       Realized         Exercisable/          Exercisable/
           Name                       Exercise (#)        ($)           Unexercisable         Unexercisable
           ----                       -----------       --------        -------------         -------------
Gail B. Cooper................           ----             ----           18,700/4,800              ----

Miller Welborn................           ----             ----               ----                  ----

Dempsey Boyd...................          ----             ----               ----                  ----

Richard C. Bailey.............           ----             ----          87,700/50,800              ----

Steven Rumsey ................           ----             ----               ----                  ----

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         On December 8, 1997, in connection with the Company's acquisition of Welborn Transport, Inc., the Company and Mr. Welborn entered into an Employment Agreement. Under the terms of the Employment Agreement, Mr. Welborn was paid a base salary of $150,000 during fiscal year 1998. On July 17, 1998, he was appointed Acting Chief Executive Officer and his base salary was increased to $175,000. On February 16, 2000, Mr. Welborn resigned as Chief Executive Officer and was appointed Vice-Chairman of the Company, and in connection therewith the Employment Agreement was terminated. The Company entered into a consulting agreement with Mr. Welborn on June 1, 2000, with a term beginning on June 1,2000 and ending on November 30, 2001, pursuant to which the Company pays Mr. Welborn a consultant's fee of $6,250 per month.

         During 2000, the Company continued to retain the services of the Baxter Agency, LLC., an insurance placement and risk management firm, to obtain various forms of insurance coverage. J. Larry Baxter, who is a director of the Company, is also the President and a 50% shareholder of the Baxter Agency. The aggregate premiums paid by the Company for the insurance placed by the Baxter Agency during 2000 equaled $3,787,919.52, and the aggregate amount of commissions collected by the Baxter Agency for such placement equaled $361,808.52.

         During 2000, the Board of Directors approved the Company's charter of a jet aircraft owned by Dempsey Boyd, who is the Company's Chairman of the Board and owner of more than five percent of the Company's voting stock. The Company paid Mr. Boyd approximately $100,000 in 2000 for its use of the aircraft, which it charters on a month-to-month basis for a fee of $20,000 per month. In connection with the Board's determination, the Board received advice indicating that the terms of the charter were commercially reasonable and on a basis consistent with arm's length arrangements of similar scope.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee is comprised of Mark Dunning, Stephen J. Silverman and Boyd Whigham, all of whom are members of the Company's Board of Directors, and none of whom are employees of the Company. The Committee administers the compensation program for operating officers of the Company and bases its decisions on both individual performance and the financial results achieved by the Company. While the Committee consults with the Chief Executive Officer and Chairman of the Board on certain matters, all compensation decisions are made by the Committee without such officers' participation. The Committee held one meeting during 2000.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following paragraphs constitute the report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for fiscal year 2000. In accordance with Securities and Exchange Commission rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by the Company with the Commission that do not specifically incorporate this report by reference, notwithstanding the incorporation of this Proxy Statement into any such report.

         The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and stock options. The goals of the program are to give the executive officers incentives to work toward the improved financial performance of the Company and to reward them for their contributions to the Company's success. The program is also designed to encourage the Company's key executives to maximize the Company's premium service to its customers and maintain high standards of efficiency, productivity and safety. For a summary of 2000 compensation, see the Summary Compensation Table under the heading "Compensation of Executive Officers" above.

         Salaries. The Committee has based its decisions on salaries for the Company's executive officers, including its chief executive officer and chief financial officer, on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, the Company's overall historical performance, and comparable industry data, although no specific formulas based on such factors have been used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's long-term success and of the executives' individual contributions to such success.

         Bonuses. For fiscal year 2000, the Committee imposed a sliding scale for which no bonuses would be paid unless a minimum earnings per share of $.99 was achieved. Under this program, the Company paid no bonuses for 2000. The Committee did not propose an executive bonus formula for 2001.

         Stock Options. The Committee views stock options as its primary long-term compensation vehicle for the Company's executive officers. At the time of the Company's initial public offering in May 1994, the Committee granted an aggregate of 94,000 stock options under the 1994 Stock Option Plan to each of the Company's executive officers, other than Mr. Boyd, who, as founder of the Company, elected not to participate. The Company has granted options to its executive officers since then, most recently in 1999 when the Committee granted an aggregate of 14,000 shares to four executive officers whose individual performance, in the Committee's view, warranted an enhanced equity position in the company. For the year 2000 there were no stock options granted to any of the Company's executive officers.

          Chief Executive Officer Compensation. During fiscal year 1999, Mr. Welborn's base salary was $150,000, based on his Employment Agreement dated December 8, 1997 in connection with the Company's acquisition of Welborn Transport, Inc. His base salary was increased to $175,000 based on the factors and analysis described above and in recognition of his increased responsibilities. In February 2000, Ms. Gail B. Cooper became Chief Executive Officer and President of the Company. Her base salary was increased from $90,000 to $150,000 based on the factors and analysis described above and in recognition of her increased responsibilities.

                  By the Members of the Compensation Committee:
         Mark Dunning, Stephen J. Silverman and Boyd Whigham (Chairman).

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock against the NASDAQ Stock Market and the NASDAQ Trucking and Transportation Stock Index, from May 10, 1994, the date on which the Company's Common Stock was first traded on the NASDAQ National Market, through December 31, 2000. The Company's Common Stock began trading on the Nasdaq SmallCap Market on August 30, 2000. The graph assumes that the value of the investment in the Company's Common Stock on each index was $100 on May 10, 1994. The Company has not paid any dividends on its Common Stock and does not expect to pay dividends for the foreseeable future. The stockholder return performance graph below is not necessarily indicative of future performance.

                                     [GRAPH]


                                        12/95     12/96      12/97      12/98      12/99      12/00
                                        -----     -----      -----      -----      -----      -----
Boyd Bros. Transportation Inc.           $100      $ 97       $116       $ 86       $ 94       $ 33

NASDAQ U.S. Companies                    $100      $123       $151       $213       $395       $238

NASDAQ Trucking & Transportation         $100      $110       $141       $127       $123       $112


               OPERATIONS OF THE BOARD OF DIRECTORS AND COMMITTEES

         Pursuant to the Certificate of Incorporation of the Company, the Board of Directors is classified into three (3) classes, each of which shall be as nearly equal in number as possible, and will be elected to a three-year term. The By-laws of the Company provide that the number of Directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. The size of the Board of Directors was increased from six (6) members to eight (8) members by resolution of the Board of Directors during 2000.

         The Board of Directors holds regular meetings and special meetings at the call of the Chairman of the Board, the President or any two members of the Board of Directors. In 2000, the Board of Directors held five meetings. Presently, the Board has standing Audit, Compensation and Executive Committees, which assist in the discharge of the Board's responsibilities. The Company does not have a nominating committee. Members of such Committees serve at the pleasure of the Board of Directors.

         The Compensation Committee consists of all Directors of the Company who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. This Committee administers the Company's 1994 Stock Option Plan and employee benefit plans, and is responsible for establishing compensation programs for the Company's executive officers. The members of this Committee currently are Boyd Whigham, Chairman, Stephen J. Silverman and Mark Dunning. The Compensation Committee met one time during 2000.

         Directors who are not executive officers of the Company receive an annual retainer of $5,000, are paid a fee of $1,500 for each Board meeting attended in person and $750 for each Board meeting attended by telephone, and are reimbursed for travel expenses incurred in connection with attending meetings. Non-employee Directors who serve on the Executive Committee receive an additional fee of $1,000 for each Executive Committee meeting attended. Directors are not entitled to additional fees for serving on other committees of the Board of Directors.

                             AUDIT COMMITTEE REPORT

         In accordance with its written charter adopted by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2000, the Committee met one time.

         The board of directors has adopted a written charter for the audit committee, which is included as Appendix A to this proxy statement. All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of The Nasdaq Stock Market's listing standards.

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No.1 "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the Company's finance department and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with both the independent and the Company's finance department their audit plans, audit scope, and the identification of audit risks.

         The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Company by Deloitte & Touche is compatible with maintaining their independence.

         The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Date: March 28, 2001              Boyd Whigham, Chairman; Mark Dunning and
                                       Steve Silverman, members

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has not selected or recommended any independent public accountant to the Company's stockholders for approval or ratification for the year ending December 31, 2001. The Company is currently seeking proposals from various accounting firms, including Deloitte & Touche, LLP, to obtain services at more competitive rates in an effort to reduce its auditing expenses.

         The accounting firm of Deloitte & Touche, LLP served as the Company's independent public accountants for the year ending December 31, 2000. Representatives from Deloitte & Touche, LLP are expected to be present at the Meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

         The aggregate fees billed by Deloitte & Touche, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statement included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $106,350, of which an aggregate amount of $104,250 was billed through December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed by Deloitte & Touche, LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed by Deloitte & Touche, LLP for services rendered to the Company, other than services described under the above "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000, were $91,820, which relate primarily to audits of employee benefit plans and consultation regarding tax matters.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

GENERAL

         Stockholders will vote on the election of two Directors, each of whom will be elected to serve a three-year term, until his successor has been elected and qualified.

         The shares represented by the proxies solicited hereby will be voted in favor of the election of the persons named below unless authorization to do so is withheld by proxy. In the event that any of the nominees should be unable to serve as Director, an event which the Company does not presently anticipate, it is the intention of the persons named in the proxies to cast the votes represented by the proxies for the election of such other person or persons as the Board of Directors may nominate.

         The nominees for election at the Meeting are Dempsey Boyd and Boyd Whigham.

         Based upon information received from the respective Directors, set forth below is information with respect to the nominees for the Board of Directors, as well as certain information concerning the Directors whose terms extend beyond the 2001 Annual Meeting.

DIRECTORS TO BE ELECTED TO SERVE UNTIL 2004

         Dempsey Boyd, age 73, founded the Company in 1956, and has been Chairman of the Board since April 1980. Mr. Boyd served as President of the Company from December 1962 until April 1980. Mr. Boyd is the father of Gail B. Cooper.

         Boyd Whigham, age 64, has been a Director of the Company since February 1989. He has been the District Attorney for the Third Judicial Circuit, in Barbour and Bullock Counties, Alabama, since January 1993. Prior to 1993, he operated a general civil law practice in Clayton, Alabama and periodically provided legal services to the Company and to Mr. Boyd. Mr. Whigham is the brother-in-law of J. Larry Baxter.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002

         Richard C. Bailey, age 50, has served as Executive Vice President and Chief Financial Officer since joining the Company in August 1992 and has served as a Director since February 1995. He served as president and director of Eastern Inter-Trans Services, Inc., a dry van truckload carrier based in Columbus, Georgia, from December 1989 to August 1992. Mr. Bailey is a certified public accountant with a B.S. in accounting from Georgia State University. He was previously employed in various financial positions by Ernst & Young, Intermet Corporation and Snapper Products (a division of The Actava Group Inc.). Mr. Bailey has served on the Advisory Board of the University of Georgia Trucking Profitability Strategies Conference.

         Stephen J. Silverman, age 56, has been the President of Silver Solutions, Inc., a transportation consulting firm based in Jacksonville, Florida since January 1997. Prior thereto, he served as President/Chief Executive Officer and a Director of SilverEagle Transport, Inc., an irregular route truckload carrier based in Jacksonville, Florida, since 1984. He is also currently a director, and has been the Chief Operating Officer since January 1999, of Raven Transport Co., Inc., a minority owned dry van truckload carrier. He has previously served as Chairman of the Georgia Trucking Profitability Conference, as well as on the Boards of the American Trucking Association, Florida Trucking Association, and the Interstate Truckload Carriers Conference. Mr. Silverman received a B.A. from Bradley University, and an M.B.A. from the University of Michigan.

         J. Mark Dunning, age 41, has been President of Mark Dunning Industries, Inc., a waste collection and disposal company, since September 1980. Mr. Dunning is a director of Regions Bank in Dothan, Alabama.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003

         J. Larry Baxter, age 53, has been the President of The Baxter Agency, LLC, an insurance placement and risk management firm, since June 1999. Mr. Baxter served as President of The Baxter Agency, Inc., an insurance and risk management company, from October 1980 to June 1999. In 1999 and 2000, the Baxter Agency, LLC placed insurance coverage for the Company in return for commission payments from the Company. Mr. Baxter is the brother-in-law of Boyd Whigham.

         Gail B. Cooper, age 50, has served as President, Chief Executive Officer and as a Director of the Company since February 17, 2000. Ms. Cooper served as Secretary of the Company from December 1969 until February 2000. Ms. Cooper received a B.S. in business administration from Troy State University. She has served the Company in numerous administrative and accounting positions since joining the Company full-time in 1972. Ms. Cooper is the daughter of Dempsey Boyd.

         Miller Welborn, age 42, has served as Vice-Chairman of the Company since February 17, 2000. Mr. Welborn served as President and Chief Executive Officer of the Company from July 1998 until February 2000. Mr. Welborn co-founded Welborn Transport in 1989 and has been the Vice-Chairman of Welborn Transport since 1999. Mr. Welborn is also the President of Welborn & Associates, Inc., a transportation consulting firm, a director of the Federal Reserve Bank of Atlanta, Georgia, and the managing partner of Moorland Properties, LLC.

RECOMMENDATION

         The Board of Directors recommends a vote FOR all of the foregoing nominees for Director.

                              STOCKHOLDER PROPOSALS

         Any proposal by a stockholder intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company on or before December 14, 2001 to be included in the proxy materials of the Company relating to such meeting. According to the rules under the Exchange Act, the Company may use discretionary authority to vote proxies with respect to stockholder proposals to be presented in person at the 2002 Annual Meeting if the stockholder making the proposal has not given notice to the Company by March 1, 2002.

                                 OTHER BUSINESS

         It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under the proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, WHICH HAS BEEN FILED WITH THE COMMISSION PURSUANT TO THE EXCHANGE ACT, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO RICHARD C. BAILEY, CHIEF FINANCIAL OFFICER, BOYD BROS. TRANSPORTATION INC., 3275 HIGHWAY 30, CLAYTON, ALABAMA 36016.

                                      By Order of the Board of Directors,

                                      /s/ Ginger B. Tibbs

                                      Ginger B. Tibbs
                                      Secretary-Treasurer


Clayton, Alabama
April 13, 2001

                                   APPENDIX A

                         BOYD BROS. TRANSPORTATION INC.
                         AUDIT REVIEW COMMITTEE CHARTER


FUNCTION OF THE COMMITTEE

         The Committee will assist the Board of Directors (the "Board") of Boyd Bros. Transportation Inc. (the "Company") in fulfilling the Board's oversight responsibilities relating to accounting for the Company's financial position and results of operations, as well as such other matters as may from time to time be specifically delegated to the Committee by the Board.

         While the Committee has the powers and responsibilities set forth in this Charter and the Company's Certificate of Incorporation, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the outside auditor. Likewise, it is not the responsibility of the Committee to conduct investigations, to resolve disputes, if any, between management and the outside auditor or to assure compliance with laws or the Company's corporate compliance program or code of ethics.

COMPOSITION OF THE COMMITTEE

         REQUIREMENTS. The Committee will consist of at least three (3) Board members. No member of the Committee may be an officer or employee of the Company or its subsidiaries, and each member of the Committee must be, in the opinion of the Board, free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Committee member. In determining independence, the Board will observe the requirements of Rules 4200(a)(15) and 4310(c)(26) of the NASD Manual.

         Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or must become able to do so with a reasonable period of time after appointment to the Committee.

         At least one (1) member of the Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in that individual's financial sophistication. Such experience may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         APPOINTMENT. The Board will appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company's outside auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof.

OUTSIDE AUDITOR

         The outside auditor for the Company is ultimately accountable to the Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. Alternatively, the Committee and the Board may nominate the outside auditor to be proposed for stockholder approval in any proxy statement.

RESPONSIBILITIES OF THE COMMITTEE

         The Committee will:

               1) Recommend Outside Auditors: Recommend to the Board annually, and at other appropriate times, the firm to be retained as the Company's outside auditors.

               2) Review Independence of Outside Auditors: In connection with recommending the firm to be retained as the Company's outside auditors, review the information provided by management and the outside auditors relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the outside auditors.

                    The Committee is responsible for (1) ensuring that the outside auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, a copy of which is attached hereto, (2) actively engaging in dialogue with the outside auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the outside auditor and (3) taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor.

               3) Review Audit Plan: Review with the outside auditors their plans for, and the scope of, their annual audit and other examinations.

               4) Conduct of Audit: Discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

               5) Review Audit Results: Review with the outside auditors the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, the reports of their reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of such other examinations outside of the course of the outside auditors' normal audit procedures that the outside auditors may from time to time undertake.

               6) Review Financial Statements: Review with appropriate officers of the Company and the outside auditors the annual and quarterly financial statements of the Company prior to public release thereof.

               7) Responsibilities Concerning Internal Auditing: In the event that the Company institutes an internal auditing system, the following provisions will govern the operation of such system.

                    a) Review Internal Audit Plans and Reports: Review with the senior internal auditing executive, if the Company has such an executive, and appropriate members of the staff of the internal auditing department, if an internal auditing department exists within the Company, the plans for and the scope of their ongoing audit activities, and the annual report of the audit activities, examinations and results thereof of the internal auditing department.

                    b) Review Systems of Internal Accounting Controls: Review with the outside auditors, the senior internal auditing executive, if any, the General Counsel and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Company's internal accounting controls, if the Company has such controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices.

                    c) Review Recommendations of Outside Auditors: Review with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department, if any, recommendations made by the outside auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

               8)   Independently Review Recommendations of Outside Auditors:
                    Independently review recommendations made by the outside auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

               9) Securities Exchange Act: Obtain assurance from the outside auditor that Section 10A of the Securities Exchange Act has not been implicated.

               10) Review Other Matters: Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

               11) Board Reports: Report its activities to the Board in such manner and at such times as it deems appropriate.

MEETINGS OF THE COMMITTEE

         The Committee shall meet at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately.

CONSULTANTS

         The Committee may retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company's expense, special legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein.

ANNUAL REPORT

         The Committee will prepare, with the assistance of management, the outside auditors and outside legal counsel, a report for inclusion in the Company's proxy or information statement relating to the annual meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.

ANNUAL REVIEW OF CHARTER

         The Committee will review and reassess, with the assistance of management, the outside auditors and outside legal counsel, the adequacy of the Committee's charter at least annually.

BOYD BROS. TRANSPORTATION INC.                       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
3275 HIGHWAY 30                                      The undersigned hereby appoints Richard C. Bailey and Gail B. Cooper
CLAYTON, ALABAMA  36016                              and each of them with power of substitution in each, proxies to appear
                                           Proxy     and vote, as designated below, all Common Stock of Boyd Bros.
                                                     Transportation Inc. held of record on March 17, 2001 by the
------------------------------------------------     undersigned, at the Annual Meeting of Stockholders to be held on
                                                     May 15, 2001,  and at all adjournments thereof. Management recommends a vote in favor of all nominees listed in Item 1.



1.   ELECTION OF DIRECTORS

     Director Nominees: Dempsey Boyd and Boyd Whigham (each for a three year term)

          [ ] FOR all director nominees listed above        [ ] WITHHOLD AUTHORITY
              (except as marked to the contrary)                to vote for all director nominees listed above



  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
              A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. IF NO INDICATION IS MADE, IT WILL BE VOTED IN FAVOR OF ALL DIRECTOR-NOMINEES.



                         Dated:                                     , 2001
                                ------------------------------------

                         -------------------------------------------------


                         -------------------------------------------------
                         Signature(s)

                         (Please sign as name appears on proxy. When shares are held by joint tenants, both should sign. When signing in a fiduciary or representative capacity, give full title as such.)



PLEASE MARK, DATE, AND SIGN THIS PROXY, INDICATING ANY CHANGE OF ADDRESS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE ENCLOSED ENVELOPE ALREADY IS ADDRESSED AND NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.